UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2012

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

The information contained below under Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, in connection with the previously announced anticipated retirement of Stephen R. Light, the Board of Directors of Xerium Technologies, Inc. (the “Company”) appointed Harold C. Bevis to the position of Chief Executive Officer, President and director, effective immediately, and Mr. Light notified the Company of his resignation, effective as of that date, as the Company's Chairman, President and Chief Executive Officer. Following Mr. Light's resignation as Chairman, James F. Wilson, the Company's current Lead Independent Director, was appointed as Chairman of the Board of Directors.

Mr. Bevis, age 52, most recently served as the Chairman and Chief Executive Officer of Prolamina Corporation, a flexible packaging company serving the food, medical and consumer markets, from August 2010 until April 2012. Prior to that from October 2003 until December 2009 he served as Chief Executive Officer, President and director of Pliant Corporation, a film and flexible packaging products producer for personal care, medical, food, industrial and agricultural markets. He has also served as President, Chief Executive Officer and director of Jordan Telecommunication Products and has held executive positions with Emerson Electric and General Cable Corporation. He is a 1983 graduate of Iowa State University receiving an Industrial Engineering degree and earned a Masters of Business Administration degree from Columbia University in 1988. Other than pursuant to the terms of his employment agreement (described below), there is no arrangement or understanding between Mr. Bevis and any other persons pursuant to which he was elected as a director, and Mr. Bevis is not, has not been, and is not currently proposed to be, a participant in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Bevis entered into an employment agreement, effective August 15, 2012. Under the terms of his employment agreement Mr. Bevis will receive a base salary of $665,000, which may be increased for subsequent years at the discretion of the Board of Directors of the Company. Mr. Bevis is eligible to participate in the Company's annual bonus plan at a minimum target participation level of 100% of his base salary, prorated for 2012 from his employment commencement date. Each fiscal year commencing with 2013, Mr. Bevis will receive a grant of long-term incentive awards having a fair market value of at least 200% of his base salary and in any event shall not be less than $1,400,000 per year. Such awards shall be issued to Mr. Bevis at the same time and on the same terms as awards are made to other participants in the Company's applicable long-term incentive program.

In connection with his appointment and pursuant to the employment agreement, on August 15, 2012, the Company granted Mr. Bevis a sign-on award of 204,208 restricted stock units and options to acquire 781,701 shares of the Company's Common Stock, par value $0.001 per share. Assuming Mr. Bevis's continued employment with the Company, both the restricted stock units and the options will vest over a three year period, beginning on the second anniversary of the August 15, 2012 grant date. The options will have a 10-year term and an exercise price of $4.00 per share, the August 15, 2012 closing price of the Company's common stock on the New York Stock Exchange. The Company made these awards outside of a stockholder approved equity incentive plan in accordance with the employment inducement award exemption provided by Section 303A.08 of the New York Stock Exchange Listed Company Manual. In addition, the awards have not been registered under the Securities Act of 1933, as amended, and have been made in reliance upon Section 4(2) thereof.

The employment agreement entitles Mr. Bevis to severance benefits under certain circumstances. These benefits include, among other things, that if the Company terminates his employment without cause, or if he terminates his employment for good reason, then he is entitled to receive his base salary for 18 months and the Company shall continue to contribute to the premium cost of his participation in the Company's group medical/dental benefit plans for 18 months. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit premium contribution continuation shall be 24 months instead of 18 months. The employment agreement also imposes non-competition and employee non-solicitation obligations on Mr. Bevis for 18 months following the termination of his employment.

In addition, on August 15, 2012, the Company entered into an amendment to the employment agreement with Mr.

Light. Among other things, the amendment provides that Mr. Light will continue to receive his executive allowance during his previously disclosed six month transition period following his resignation, which amount will aggregate $22,500 during the transition period. In connection with his resignation, Mr. Light will receive compensation in accordance with his previously disclosed employment agreement with the Company, as amended.

Also in connection with the management transition, on August 15, 2012, the Company entered into an amendment to the employment agreement with David Pretty, the Company's President - Xerium Europe PMC and North America. The amendment provides if Mr. Pretty remains employed with the Company for three years following the amendment date, he will be paid a retention award of $225,000 in cash. Unless previously paid, this award will be accelerated in the event that the Company terminates Mr. Pretty's employment without cause, or if he terminates his employment for good reason, within three months prior to or two years following certain specified change of control transactions.

A copy of the press release announcing Mr. Bevis's appointment and Mr. Light's resignation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press release dated August 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	August 20, 2012	By:	/s/ Kevin McDougall
		Name:	Kevin McDougall
		Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated August 16, 2012.